Exhibit 99.1

         ANCHOR BANCORP WISCONSIN INC. ANNOUNCES SECOND QUARTER EARNINGS

    MADISON, Wis., Nov. 8 /PRNewswire-FirstCall/ -- Anchor BanCorp Wisconsin Inc. (Nasdaq: ABCW) announced net income of $9.7 million for the quarter ended September 30, 2006, as compared to $10.8 million for the same period last year. For the six month period ended September 30, 2006 net income was $20.3 million as compared to $22.3 million for the same period the previous year.

    Diluted earnings per share were $.44 for the quarter ended September 30, 2006, as compared to $.48 for the same quarter last year. For the six month period ended September 30, 2006 fully diluted earnings per share were $.93 versus $1.00 a year ago. The Corporation's 17 cent quarterly per share dividend is payable November 15, 2006 to shareholders of record as of November 1, 2006.

    "The slowing of the housing market as well as the overall softening of the economy, along with an increase in non-performing assets has led us to the conclusion that an increase in our loan loss provision was prudent at this time," commented Douglas J. Timmerman, President, Chairman and CEO. "As such, we raised our provision for loan losses to $2.6 million during the quarter, an increase of $1.1 million versus the same time last year," continued Timmerman.

    Total assets grew to $4.5 billion as of September 30, 2006, an increase of
6.6 percent versus a year ago. Loans held for investment grew to $3.8 billion as of September 30, 2006, an increase of 9.5 percent compared to September 30, 2005. Deposits grew 6.3 percent to $3.2 billion as of September 30, 2006 from $3.0 billion as of September 30, 2005. The interest rate spread, declined from
3.24 percent a year ago to 3.05 percent for the six months ended September 30, 2006.

    Book value increased to $15.18 per share, an increase of 6.3 percent for the quarter ended September 30, 2006 versus the same period in the prior year.

    During the quarter ended September 30, 2006, 151,000 shares were purchased under a previously authorized repurchase program. Effective November 3, the Board of Directors extended the current share repurchase program of approximately 1.3 million shares of its outstanding common stock in the open market. The repurchases are authorized to be made from time to time in open-market and/or negotiated transactions as, in the opinion of management, market conditions may warrant.

    Anchor BanCorp's stock is traded on the over-the-counter market under the NASDAQ symbol ABCW. AnchorBank fsb, the wholly-owned subsidiary, has 59 full service offices and two loan origination only offices. All are located in Wisconsin.

    This news release contains certain forward-looking statements based on unaudited financial statements, results of operations and business of Anchor BanCorp. Forward-looking statements are subject to various factors which could cause actual results to differ materially from these estimates. These factors include changes in general economic conditions, deposit flows, loan demand, asset quality, competition, legislation or regulation and accounting principles, policies or guidelines affecting reports filed with the Securities and Exchange Commission for financial and business information regarding Anchor BanCorp, including information which could affect Anchor BanCorp's forward-looking statement.

                          ANCHOR BANCORP WISCONSIN INC.
                              FINANCIAL HIGHLIGHTS
                (Dollars in thousands - except per share amounts)
                                   (Unaudited)

                                     Three Months Ended             Six Months Ended
                                        September 30,                 September 30,
                                 ---------------------------   ---------------------------
                                     2006           2005           2006           2005
                                 ------------   ------------   ------------   ------------
Operations Data:
  Net interest income            $     32,838   $     33,428   $     65,683   $     65,573

  Provision for loan
   losses                               2,625          1,485          3,830          1,750

  Net gain on sale of
   loans                                1,349          1,193          2,219          1,316

  Real estate investment
   partnership revenue                  3,631         11,559          8,117         23,072
  Other non-interest
   income                               8,075          7,090         16,026         14,233

  Real estate investment
   partnership cost of
   sales                                3,486         10,780          7,339         19,191
  Other non-interest
   expense                             23,427         22,536         46,013         44,165

  Minority interest in
   income (loss) of
   real estate
   partnership
   operations                             (75)           102            363          1,391

  Income before income
   taxes                               16,430         18,367         34,500         37,697

  Income taxes                          6,769          7,589         14,192         15,359

  Net income                            9,661         10,778         20,308         22,338


Selected Financial
 Ratios (1):

   Yield on earning
    assets                               6.76%          5.97%          6.64%          5.85%

   Cost of funds                         3.75           2.68           3.59           2.61

   Interest rate spread                  3.01           3.29           3.05           3.24

   Net interest margin                   3.15           3.40           3.19           3.36

   Return on average
    assets                               0.88           1.04           0.94           1.09

   Return on average
    equity                              11.72          13.62          12.42          14.16

  Average equity to
   average assets                        7.53           7.66           7.56           7.70
  Non-interest expense
   to average assets                     2.46           3.22           2.47           3.09

Per Share:
  Basic earnings per
   share                         $       0.45   $       0.49   $       0.95   $       1.02

  Diluted earnings per
   share                                 0.44           0.48           0.93           1.00

  Dividends per share                    0.17           0.16           0.33           0.30

  Book value per share                  15.18          14.28          15.18          14.28

                                        September 30,
                                 ---------------------------     Percent
                                     2006           2005          Change
                                 ------------   ------------   ------------
Financial Condition:
  Total assets                   $  4,481,586   $  4,204,470            6.6%
  Loans receivable, net
    Held for sale                       5,393          6,957          (22.5)

    Held for investment             3,794,039      3,466,265            9.5

 Investment securities
  available for sale, at fair
  value                                89,794         45,904           95.6
 Mortgage-related securities
  available for sale, at fair
  value                               260,722        270,536           (3.6)
 Mortgage-related securities
  held to maturity, at
  amortized cost                           72          1,242          (94.2)
 Deposits                           3,223,759      3,032,976            6.3
 Borrowings                           875,014        794,044           10.2
 Stockholders' equity                 330,774        315,349            4.9
 Allowance for loan losses             18,393         22,582          (18.6)
 Non-performing assets                 22,506         16,201           38.9

(1)  Annualized when appropriate.

                          ANCHOR BANCORP WISCONSIN INC.
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                                              September 30,     March 31,
                                                  2006            2006
                                              -------------   -------------
                                               (Unaudited)
                                                       (In Thousands)
Assets
  Cash and cash equivalents                   $     120,525   $     152,544
  Investment securities available for
   sale, at fair value                               89,794          49,521
  Mortgage-related securities
   available for sale, at fair value                260,722         247,438
  Mortgage-related securities held to
   maturity, at amortized cost                           72              77
  Loans receivable, net
    Held for sale                                     5,393           5,509
    Held for investment                           3,794,039       3,614,265
  Foreclosed properties and
   repossessed assets, net                            4,366           2,192
  Real estate held for development and sale          61,550          54,330
  Office properties and equipment                    29,909          29,867
  Other assets                                      115,216         119,397
    Total assets                              $   4,481,586   $   4,275,140

Liabilities and Stockholders' Equity
  Deposits
    Non-interest bearing                      $     277,575   $     242,924
    Interest bearing                              2,946,184       2,797,293
      Total Deposits                              3,223,759       3,040,217
  Short-term borrowings                             293,375         186,200
  Long-term borrowings                              581,639         675,661
  Other liabilities                                  44,745          45,040
    Total liabilities                             4,143,518       3,947,118

 Minority interest in real estate
  partnerships                                        7,294           6,997

 Preferred stock, $.10 par value,
  5,000,000 shares authorized, none
  outstanding                                             -               -
 Common stock, $.10 par value,
  100,000,000 shares authorized,
  25,363,339 shares issued                            2,536           2,536
 Additional paid-in capital                          71,283          70,517
 Retained earnings, substantially
  restricted                                        350,910         340,364
 Accumulated other comprehensive loss                (2,039)         (2,558)
 Treasury stock (3,576,506 shares and
  3,509,036 shares, respectively), at cost          (83,885)        (82,144)
 Unearned deferred compensation                      (8,031)         (7,690)
    Total stockholders' equity                      330,774         321,025
    Total liabilities, minority interest
     and stockholders' equity                 $   4,481,586   $   4,275,140

                          ANCHOR BANCORP WISCONSIN INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (Unaudited)

                                     Three Months Ended             Six Months Ended
                                        September 30,                 September 30,
                                 ---------------------------   ---------------------------
                                     2006           2005           2006           2005
                                 ------------   ------------   ------------   ------------
                                         (In Thousands - except per share amounts)
Interest income:
  Loans                          $     65,740   $     53,525   $    127,515   $    104,750
  Mortgage-related securities           3,061          3,133          5,965          5,676
  Investment securities                 1,240            886          2,197          1,903
  Interest-bearing deposits               439          1,118          1,070          1,899
    Total interest income              70,480         58,662        136,747        114,228
Interest expense:
  Deposits                             28,618         18,116         53,974         34,588
  Short-term borrowings                 3,550          2,504          5,812          4,767
  Long-term borrowings                  5,474          4,614         11,278          9,300
    Total interest expense             37,642         25,234         71,064         48,655
    Net interest income                32,838         33,428         65,683         65,573
Provision for loan losses               2,625          1,485          3,830          1,750
    Net interest income after
     provision for loan losses         30,213         31,943         61,853         63,823
Non-interest income:
Real estate investment
 partnership revenue                    3,631         11,559          8,117         23,072
Loan servicing income                   1,417          1,090          2,414          2,401
Credit enhancement income                 417            406            834            802
Service charges on deposits             2,517          2,357          4,945          4,729
Insurance commissions                     973            621          1,799          1,308
Net gain on sale of loans               1,349          1,193          2,219          1,316
Net gain (loss) on sale of
 investments and
 mortgage-related securities                -            267           (283)           274
Other revenue from real estate
 operations                             1,575            698          3,722          1,913
Other                                   1,176          1,651          2,595          2,806
     Total non-interest income         13,055         19,842         26,362         38,621
Non-interest expense:
  Compensation                         11,579         11,298         22,305         22,170
  Real estate investment
   partnership cost of sales            3,486         10,780          7,339         19,191
  Occupancy                             1,986          1,748          3,985          3,324
  Furniture and equipment               1,595          1,619          3,048          3,186
  Data processing                       1,639          1,369          3,060          2,650
  Marketing                             1,158          1,091          2,310          2,186
  Other expenses from real
   estate partnership
   operations                           2,179          2,205          4,757          4,254
  Other                                 3,291          3,206          6,548          6,395
    Total non-interest expense         26,913         33,316         53,352         63,356
  Minority interest in income
   (loss) of real estate
   partnership operations                 (75)           102            363          1,391
     Income before income
      taxes                            16,430         18,367         34,500         37,697
Income taxes                            6,769          7,589         14,192         15,359
     Net income                  $      9,661   $     10,778   $     20,308   $     22,338


Earnings per share:
Basic                            $       0.45   $       0.49   $       0.95   $       1.02
Diluted                                  0.44           0.48           0.93           1.00


SOURCE  Anchor BanCorp Wisconsin Inc.
    -0-                             11/08/2006
    /CONTACT: Michael Helser, CFO, +1-608-252-1810, or Douglas J. Timmerman, President, +1-608-252-8782, both of Anchor BanCorp Wisconsin Inc./
    /Web site:  http://www.anchorbank.com /